As filed with the Securities and Exchange Commission on June 7, 2002
                                                    Registration No. 333-_______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           --------------------------

                               GENERAL MILLS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                             41-0274440
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                           --------------------------
                       Number One General Mills Boulevard
                          Minneapolis, Minnesota 55426
          (Address, including zip code, of principal executive offices)
                                 (763) 764-7600
              (Registrant's telephone number, including area code)
                            -------------------------

                               General Mills, Inc.
                            1998 Employee Stock Plan
                            (Full title of the plan)

                            -------------------------
                             SIRI S. MARSHALL, Esq.
              Senior Vice President, General Counsel and Secretary
                         Number One General Mills Blvd.
                          Minneapolis, Minnesota 55426
                                 (763) 764-7230
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                Proposed           Proposed Maxi-
                                                Amount           Maximum           mum Aggregate
           Title of Securities                  to be        Offering Price           Offering             Amount of
             to be Registered               Registered (1)    Per Share (2)          Price (2)          Registration Fee
==========================================================================================================================
     Common Stock $.10 par value (3)          10,000,000         $44.745            $447,450,000           $41,165.40

==========================================================================================================================

(1) The number of shares being registered represents shares of common stock, which may be issued under the General Mills, Inc. 1998 Employee Stock Plan, in addition to shares previously registered. Pursuant to Rule 416(a), also covers additional securities that may be issued as a result of stock splits, stock dividends or similar transactions.
(2) This amount is estimated only to determine the amount of the registration fee pursuant to Rule 457(h). The actual aggregate offering price could be higher or lower. The proposed maximum offering price is based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on June 5, 2002.
(3) Each share of Common Stock also includes a purchase right pursuant to the Registrant's shareholder rights plan.

This Registration Statement will become effective immediately upon filing pursuant to Rule 462.

Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (File No. 33-65311).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

Certain legal matters in connection with the shares of Common Stock to which this Registration Statement relates have been passed upon by Elizabeth L. Wittenberg, Associate General Counsel and Assistant Secretary of the Company. Ms. Wittenberg is eligible to participate in the Company's 1998 Employee Stock Plan and owns, directly or indirectly, shares of Common Stock of the Company.


Item 8. Exhibits.

Exhibit
Number             Description
-------            -----------

5 Opinion of Counsel re legality (Consent of Counsel included therein)

23.1               Consent of KPMG LLP

23.2 Consent of Counsel (included in the opinion filed as Exhibit 5 to this Registration Statement).

24                 Powers of Attorney

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley (Minneapolis), State of Minnesota, on the 6th day of June, 2002

              GENERAL MILLS, INC.           )
                                            )
                                            )
              By   Stephen W. Sanger        )         /s/ Siri S. Marshall
                 ----------------------     )       ------------------------
                 Chairman of the Board and  )             Siri S. Marshall
                 Chief Executive Officer    )             Attorney-in-fact


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature               Title                     )
    ---------               -----                     )
                                                      )
Stephen W. Sanger      Chairman of the Board          )
                        and Chief Executive Officer   )
Stephen R. Demeritt    Vice Chairman                  )
L. D. DeSimone         Director                       )
William T. Esrey       Director                       )
Raymond V. Gilmartin   Director                       )   /s/ Siri S. Marshall
                                                      )-------------------------
Judith Richards Hope   Director                       )        Siri S. Marshall
Robert L. Johnson      Director                       )        Attorney-in-fact
John M. Keenan         Director                       )            June 6, 2002
Heidi G. Miller        Director                       )
A. Michael Spence      Director                       )
Dorothy A. Terrell     Director                       )
Raymond G. Viault      Vice Chairman                  )
Paul S. Walsh          Director                       )

/s/ Kenneth L. Thome   Senior Vice President,                  June 6, 2002
--------------------   Financial Operations
    Kenneth L. Thome   (Principal Accounting Officer)

                                  EXHIBIT INDEX
                                  -------------


  Exhibit Number                  Description
  --------------                  -----------

         5 Opinion of Counsel re Legality (Consent of Counsel included therein)

         23.1     Consent of KPMG LLP

         23.2 Consent of Counsel (included in the opinion filed as Exhibit 5 to this Registration Statement)

         24       Powers of Attorney